As filed with the Securities and Exchange Commission on August 10, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

COMMUNITY HEALTHCARE TRUST INCORPORATED

(Exact name of registrant as specified in its charter)

Maryland	46-5212033
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

354 Cool Springs Blvd., Suite 106 Franklin, Tennessee 37067	37067
(Address of Principal Executive Offices)	(Zip Code)

2014 Incentive Plan

(Full Title of Plan)

Timothy G. Wallace

Community Healthcare Trust Incorporated

354 Cool Springs Blvd.,  Suite 106

Franklin, Tennessee 37067

(Name and address of agent for service)

(615) 771-3052

(Telephone number, including area code, of agent for service)

With a copy to:

Tonya Mitchem Grindon

J. Allen Roberts

Baker, Donelson, Bearman, Caldwell & Berkowitz, PC

Baker Donelson Center

Suite 800

211 Commerce Street

Nashville, Tennessee 37201

(615) 726-5600

(615) 744-5607 (fax)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See the definitions of “large accelerated filer,” “accelerated filer” and smaller reporting company in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share, reserved for issuance pursuant to the 2014 Incentive Plan	525,782	$17.96	(2)	$9,443,045	$1,097.29

(1)         Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall cover any additional securities as may be issuable under the 2014 Incentive Plan by reason of any stock splits, stock dividends, recapitalizations or similar transactions.

(2)         Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) of the Securities Act based on the average of the high and low prices of the Registrant’s common stock on the New York Stock Exchange on August 7, 2015.

EXPLANATORY NOTE

This registration statement registers shares of common stock, par value $0.01 per share (“Common Stock”), of Community Healthcare Trust Incorporated (the “Registrant”) that may be issued and sold under the 2014 Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Items 1 and 2 of Part I of this Registration Statement on Form S-8 (the “Registration Statement”) is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plans covered by this Registration Statement as required by Rule 428(b)(1). Such documents are not required to be filed with the Securities and Exchange Commission (the “Commission”) as part of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.              Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(1) The Registrant’s Registration Statement on Form S-11 (File No. 333-203210), initially filed with the Commission on April 2, 2015, and any amendments thereto;

(2) The Registrant’s Prospectus filed pursuant to Rule 424(b)(4) and (b)(8) of the Securities Act (File No. 333-203210);

(3) The Registrant’s Current Reports on Form 8-K filed with the Commission on May 27, 2015, June 4, 2015, June 18, 2015 and July 8, 2015, excluding the items furnished as exhibits to such reports; and

(4) The Registrant’s Registration Statement on Form 8-A, filed on May 19, 2015 (File No. 001-37401), pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including all other amendments and reports filed for the purpose of updating such description.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement (except for any portions of the Registrant’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with Commission), and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.               Description of Securities.

Not applicable.

Item 5.                Interests of Named Experts and Counsel.

Not applicable.

Item 6.             Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains a provision which eliminates our directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Maryland law requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that: (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty; (b) the director or officer actually received an improper personal benefit in money, property or services; or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, member, manager, employee, or agent of another REIT, corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any of the foregoing capacities and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding.

We have entered into indemnification agreements with each of our officers and directors whereby we agree to indemnify such officers and directors to the fullest extent permitted by Maryland law against all expenses and liabilities, subject to limited exceptions. These indemnification agreements also provide that upon an application for indemnity by an officer or director to a court of appropriate jurisdiction, such court may order us to indemnify such officer or director.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.               Exemption from Registration Claimed.

Not applicable.

Item 8.         Exhibits.

For a list of exhibits, see the Exhibit index in this Registration Statement, which is incorporated herein by reference.

Item 9.              Undertakings.

(a)                                 The undersigned Registrant hereby undertakes:

(1)                                 to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)                                     to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on August 10, 2015.

COMMUNITY HEALTHCARE TRUST INCORPORATED

By:	/s/ Timothy G. Wallace
Name:	Timothy G. Wallace
Title:	Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Timothy G. Wallace his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments and post-effective amendments to this Registration Statement and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Timothy G. Wallace	Director and Chairman, Chief Executive Officer and	August 10, 2015
Timothy G. Wallace	President (Principal Executive Officer)

/s/ W. Page Barnes	Chief Financial Officer (Principal Financial Officer)	August 10, 2015
W. Page Barnes

/s/ Leigh Ann Stach	Vice President Financial Reporting and Chief	August 10, 2015
Leigh Ann Stach	Accounting Officer (Principal Accounting Officer)

/s/ Alan Gardner	Director	August 10, 2015
Alan Gardner

/s/ Robert Hensley	Director	August 10, 2015
Robert Hensley

/s/ Alfred Lumsdaine	Director	August 10, 2015
Alfred Lumsdaine

	Director	August 10, 2015
Lawrence Van Horn

EXHIBIT INDEX

Exhibit No.	Description

4.1

Corporate Charter of Community Healthcare Trust Incorporated, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-11/A (File No. 333-203210) filed with the Commission on May 6, 2015).

4.2

Bylaws of Community Healthcare Trust Incorporated, as amended (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-11 (File No. 333-203210) filed with the Commission on April 2, 2015).

4.3

Community Healthcare Trust Incorporated 2014 Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-11 (File No. 333-203210) filed with the Commission on April 2, 2015).

4.4

Amendment No. 1 to Community Healthcare Trust Incorporated 2014 Incentive Plan (incorporated by reference to Exhibit 10.12 to the Registrant’s Registration Statement on Form S-11/A (File No. 333-203210) filed with the Commission on May 6, 2015).

5.1*	Legal Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC.

23.1*	Consent of Independent Registered Public Accounting Firm, BDO USA, LLP.

23.2*	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (included as part of Exhibit 5.1).

24.1*	Power of Attorney (included as part of the signature page hereto).

*   Filed herewith